Exhibit 8.1

January 2, 2018

Industrial Logistics Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to Industrial Logistics Properties Trust, a Maryland real estate investment trust (the “Company”), to be filed as Exhibit 8.1 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2017, as amended by Pre-Effective Amendment No. 3 to be filed on or about January 2, 2018 (as so amended, the “Registration Statement”), relating to the offer and sale by the Company of common shares of beneficial interest (the “Offered Securities”).

We have acted as counsel for the Company in connection with the preparation of the Registration Statement. We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the form of amended and restated declaration of trust of the Company, filed as Exhibit 3.1 to the Registration Statement, (ii) the form of amended and restated bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement, (iii) the form of transaction agreement between the Company and Select Income REIT, filed as Exhibit 10.1 to the Registration Statement, and (iv) the sections of the prospectus forming part of the Registration Statement (the “Prospectus”) captioned “Material United States federal income tax considerations” and “ERISA plans, Keogh plans and individual retirement accounts”.  For purposes of this opinion, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations

Industrial Logistics Properties Trust

January 2, 2018

thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Material United States federal income tax considerations” and “ERISA plans, Keogh plans and individual retirement accounts”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Registration Statement, the Prospectus, and the exhibits thereto; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, the Prospectus, and the exhibits thereto, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, the Prospectus, or the exhibits thereto are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of the Prospectus captioned “Material United States federal income tax considerations” and “ERISA plans, Keogh plans and individual retirement accounts” in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations and the material ERISA Laws considerations relevant to holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Offered Securities, which may vary for investors in different tax situations.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement and the Prospectus.  In giving such consent, we do not thereby admit that we come within the category of persons whose

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January 2, 2018

consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP